Exhibit 99.1

Press Release

Cowen Group, Inc. Announces 2012 Second Quarter Financial Results

New York, August 3, 2012 - Cowen Group, Inc. (NASDAQ: COWN) (“Cowen” or “the Company”) today announced its operating results for the second quarter ended June 30, 2012.

2012 Second Quarter Highlights(1)

•                  On April 5th, Cowen completed its acquisition of Algorithmic Trading Management (“ATM”), a provider of global, multi-asset class algorithmic execution trading models

•                  Broker-dealer segment revenues increased by 9% in the 2012 second quarter compared to the prior year period

•                  Investment banking revenues were $16.3 million, a $1.9 million increase from the prior year period. The increase was driven by our debt capital markets product, which generated $5.6 million in the current quarter compared to $1.8 million in the 2011 full-year

•                  Brokerage revenues were $24.6 million, flat compared to the 2011 second quarter

•                  Assets under management increased by $1.3 billion to $11.5 billion at July 1, 2012 compared to April 1, 2012 driven by inflows for our cash management product

•                  Excluding cash management, assets under management decreased by $183 million during the quarter

•                  The Company’s non-compensation expenses in the 2012 second quarter decreased by $7.3 million compared to the prior year period, including a $1.8 million reduction in fixed expenses

•                  On August 2nd, Cowen’s Board of Directors approved a $15 million increase in the Company’s share repurchase program

(1)  All financial highlights are presented on an Economic Income basis.

“In the second quarter we made progress across our businesses, despite a challenging environment,” said Peter Cohen, Chairman and Chief Executive Officer.  “At Cowen and Company, we are beginning to see the diversity in revenues that we expected from recent investments.  In investment banking and capital markets, we saw a significant increase in fees from our debt capital markets, we have maintained a lead position in the healthcare sector and we are seeing meaningful gains in the technology sector.  In the equities division, revenue increases from our institutional options and electronic trading businesses helped to offset weakness in the cash equities business.  At Ramius, assets under management grew by over $1 billion due to our cash management product and strategies across the platform performed reasonably well despite the environment.”

2012 Second Quarter GAAP Financial Information and Select Balance Sheet Data

For the second quarter 2012, the Company reported a GAAP net loss of $(7.9) million, or $(0.07) per share, compared to GAAP net income of $20.0 million, or $0.26 per share, in the second quarter 2011.  The year-over-year decrease in GAAP net income was primarily due to a $22.2 million bargain purchase gain related to the acquisition of LaBranche & Co and an $18.3 million deferred tax benefit associated with the Company’s acquisition of a Luxembourg captive reinsurance company, both of which were recognized in the prior year period.

The following table summarizes the Company’s GAAP financial results for the three months ended June 30, 2012 and 2011, and March 31, 2012; and the six months ended June 30, 2012 and 2011.

Summary GAAP Financial Information

	Three Months Ended					Six Months Ended
(Dollar amounts in millions, except per share	June 30,			Mar 31,		June 30,
information)	2012	2011	%	2012	%	2012	2011	%

Revenues	$59.5	$58.7	1%	$57.5	3%	$116.9	$122.9	(5)%
Expenses	(77.4)	(81.2)	(5)%	(76.7)	1%	(154.2)	(163.5)	(6)%
Other income (loss)	7.8	27.1	(71)%	25.6	(70)%	33.4	46.1	(28)%
Income tax benefit (expense)	(0.2)	18.0	NM	(0.1)	NM	(0.3)	17.8	NM
Net income (loss)	$(10.4)	$22.5	NM	$6.2	NM	$(4.1)	$23.4	NM

Net income (loss) loss attributable to noncontrolling interests in consolidated subsidiaries	(2.4)	2.5	NM	2.2	NM	(0.2)	3.3	NM
Net income (loss) attributable to Cowen Group, Inc.	$(7.9)	$20.0	NM	$4.0	NM	$(4.0)	$20.1	NM
Earnings (loss) per share	$(0.07)	$0.26	NM	$0.03	NM	$(0.03)	$0.27	NM

Note: Amounts may not add due to rounding.

The Company’s stockholders’ equity as of June 30, 2012, was $511.9 million, or book value per share of $4.48, compared to stockholders’ equity of $508.5 million, or book value per share of $4.46, as of December 31, 2011.  At June 30, 2012, the Company’s tangible book value per share was $4.14 compared to $4.23 at December 31, 2011.

Select Balance Sheet Data

	June 30,	March 31,	December 31,
(Dollar amounts in millions, except per share information)	2012	2012	2011
Stockholders’ equity	$511.9	$517.5	$508.5
Tangible stockholders’ equity	$473.3	$492.2	$482.7
Common shares outstanding	114.2	114.0	114.0

Book value per share	$4.48	$4.54	$4.46
Tangible book value per share	$4.14	$4.32	$4.23

Economic Income (Loss)

Throughout the remainder of this press release the Company presents Economic Income financial measures that are not prepared in accordance with Generally Accepted Accounting Principals (“GAAP”).   In general, Economic Income (Loss) is a pre-tax measure that (i) eliminates the impact of consolidation for consolidated funds, (ii) excludes equity award expense related to the November 2009 Ramius/Cowen transaction,  (iii) excludes certain other acquisition-related and/or reorganization expenses, and (iv) excludes the bargain purchase gain which resulted from the LaBranche acquisition.  In addition, Economic Income (Loss) revenues include investment income that represents the income the Company has earned in investing its own capital, including realized and unrealized gains and losses, interest and dividends, net of associated investment related expenses. For US GAAP purposes, these items are included in each of their respective line items. Economic Income revenues also include management fees, incentive income and investment income earned through the Company’s investment as a general partner in certain real estate entities and the Company’s investment in the Value and Opportunity business. For US GAAP purposes, all of these items are recorded in other income (loss). In addition, Economic Income (Loss) expenses are reduced by reimbursement from affiliates, which for US GAAP purposes is presented gross as part of revenue.

For a more complete description of Economic Income (Loss) and a reconciliation of GAAP net income (loss) to Economic Income (Loss) for the periods presented and additional information regarding the reconciling adjustments, please see the “Non-GAAP Financial Measures” section of this press release.

The table below summarizes the Company’s Economic Income financial results for the three months ended June 30, 2012 and 2011, and March 31, 2012; and the six months ended June 30, 2012 and 2011.

Summary Economic Income (Loss) Financial Information

	Three Months Ended					Six Months Ended
(Dollar amounts in millions, except per	June 30,			Mar 31,		June 30,
share information)	2012	2011	%	2012	%	2012	2011	%

Revenues	$66.2	$82.4	(20)%	$79.2	(16)%	$145.4	$162.2	(10)%
Expenses	(71.9)	(80.4)	(11)%	(73.0)	(2)%	(144.9)	(152.7)	(5)%
Net Economic Income (Loss) before non-controlling interests	(5.7)	2.0	NM	6.2	NM	0.5	9.5	(95)%
Economic Income (Loss)	$(6.0)	$0.6	NM	$5.9	NM	$(0.1)	$7.5	NM

Economic Income (Loss) per share	$(0.05)	$0.01	NM	0.05	NM	$0.00	$0.10	NM

Economic Income (Loss) excluding certain non-cash items	$2.2	$7.2	(69)%	$12.6	(83)%	$14.8	$19.4	(24)%

Note: Amounts may not add due to rounding.

2012 Second Quarter Economic Income Review

Total Economic Income Revenue

Total Economic Income revenue for the second quarter 2012 was $66.2 million, a 20% decrease compared to $82.4 million in the second quarter 2011.  The decrease in Economic Income revenue was primarily the result of a decrease in investment income, partially offset by an increase in investment banking fees.

Economic Income Revenue

	Three Months Ended					Six Months Ended
	June 30,			Mar 31,		June 30,
(Dollar amounts in millions)	2012	2011	%	2011	%	2012	2011	%

Investment banking	$16.3	$14.3	14%	$15.6	4%	$31.9	$29.0	10%
Brokerage	24.6	24.6	—%	24.0	3%	48.6	52.2	(7)%
Management fees	14.6	15.5	(6)%	14.0	4%	28.6	29.6	(3)%
Incentive income	2.6	5.7	(54)%	4.0	(35)%	6.6	10.9	(39)%
Investment income	8.3	22.7	(63)%	21.1	(61)%	29.4	39.9	(26)%
Other revenue	(0.1)	(0.5)	(80)%	0.4	NM	0.3	0.6	(50)%
Total Revenues	$66.2	$82.4	(20)%	$79.2	(16)%	$145.4	$162.2	(10)%

Note: Amounts may not add due to rounding.

Compensation and Benefits Expense

Second quarter 2012 compensation and benefits expense was $41.6 million, a 2% decrease compared to $42.4 million in the second quarter 2011.  This decrease was primarily attributable to a decrease in variable compensation, partially offset by a $1.8 million increase in the amortization of deferred compensation and investments in new professionals.  Average headcount in the second quarter 2012 decreased by 6% compared to the prior year period, but increased 5% compared to first quarter 2012 due to the Company’s acquisition of ATM in April.  Total headcount at the end of the second quarter was 601.

The compensation to Economic Income revenue ratio increased to 63% in the current quarter from 51% in the prior year period.  Compensation and benefits expense for the second quarter 2012 and 2011 included $5.9 million and $4.6 million, respectively, in share-based compensation expense.  Compensation and benefits expense excludes equity award expense related to the 2009 Cowen / Ramius business combination of $1.7 million and $1.8 million in the second quarter 2012 and 2011, respectively.

Compensation and benefits expense was 60% of Economic Income revenue in the second quarter 2012, excluding $1.4 million of expenses associated with activities for which the Company is reimbursed and $0.7 million of severance expense.  Excluding these same two items, compensation and benefits expense was 49% and 56% of Economic Income revenue in the prior year period and first quarter 2012, respectively.

Fixed Non-Compensation Expenses

Fixed non-compensation expenses in the current quarter decreased by 7% to $24.5 million as compared to $26.3 million in the comparable prior year quarter.  The decrease was primarily related to a decrease in service fees and occupancy and equipment expenses related to cost cutting efforts made in 2011 to reduce excess services and space.

Variable Non-Compensation Expenses

Variable non-compensation expenses were $7.1 million in the second quarter 2012, down 43% compared to $12.5 million in the second quarter 2011.  The decrease was primarily due to $4.3 million in professional expenses associated with Company’s acquisition of a Luxembourg captive reinsurance company and $1.6 million in marketing/syndication expenses associated with certain funds within our alternative investment management business incurred in the prior year period.

Alternative Investment Segment (“Ramius”)

Assets Under Management

As of July 1, 2012, the Company had assets under management of $11.5 billion, a 13% increase compared to assets under management of $10.2 billion as of April 1, 2012. The $1,348 million increase in assets under management during the second quarter of 2012 included $1,376 million in net subscriptions and $(28) million of net negative performance.

The increase in assets under management was primarily attributable to our cash management product, which had a $1.5 billion net increase in assets during the period due to a single, large mandate.

Management Fees

Management fees were $14.6 million in the second quarter 2012, a decrease of 6% compared to the second quarter 2011.  There was a decline in management fees attributable to our healthcare royalty funds due to an increase in committed capital, in the prior year quarter, that resulted in recognizing cumulative retrospective management fees.  This decrease was partially offset by an increase in management fees relating to our Value and Opportunity funds, and to our Ramius Trading Strategies funds, as a result of launching the Ramius Trading Strategies Managed Futures Fund in the 2011 third quarter.

The average annualized management fee charged in the second quarter 2012 was 0.54%, as compared to 0.55% in the 2012 first quarter and 0.61% in the prior year period.

Incentive Income

Incentive income decreased to $2.6 million in the second quarter 2012 from $5.7 million in the comparable prior year period.  The decrease in incentive income was primarily related to a decrease in incentive fees earned on our real estate funds and Global Credit funds.  These decreases were partially offset by an increase in incentive fees relating to the Value and Opportunity funds.

Investment Income

Investment income represents net revenues generated on our invested capital and includes interest and dividend income received or accrued as well as realized and unrealized gains/losses recognized during the period. Investment income decreased by $14.4 million to $8.3 million in the second quarter 2012 from $22.7 million in the prior year period.  The decrease primarily resulted from the recognition in the prior year period of a deferred tax benefit of $18.3 million pursuant to the acquisition of a Luxembourg captive reinsurance company, which is reflected within investment income in our Economic Income financial presentation.  There was also a decrease in performance for the equity the Company has invested in the Enterprise Fund LP of $4.6 million, which was primarily attributable to unrealized losses relating to certain Europe-based private investments held.

These decreases were partially offset by an increase in performance of the firm’s directly traded capital, driven by increases in performance in certain investment strategies including our deep value and public equity strategies.

Broker-Dealer Segment (“Cowen and Company”)

Brokerage

Brokerage revenue was $24.6 million in the second quarter 2012, flat compared to the second quarter 2011.  This was primarily attributable to a decrease in U.S. equities commissions in the 2012 second quarter, offset by an increase in institutional options activity and revenues earned from ATM.

Investment Banking

Investment banking revenue was $16.3 million in the second quarter 2012, an increase of $1.9 million, or 13%, compared to $14.3 million in the second quarter 2011.  The increase in revenues was primarily due to an increase in debt capital markets activity.

•                  Public equity underwriting revenue was $5.6 million from eleven transactions in the second quarter 2012, as compared to $7.3 million from eight transactions in the comparable prior year period.  Of these transactions, the Company completed four lead managed assignments in the second quarter 2012, compared to three in the prior year period.

•                  Debt capital markets revenue was $5.6 million in the second quarter 2012 from the completion of two transactions.  No debt capital markets transactions were completed in the prior year period.

•                  Private placement and registered direct revenue was $3.3 million in the second quarter 2012, as compared to $1.3 million in the second quarter 2011. The Company completed three private transactions in the second quarter 2012 as compared to two private transactions in the prior year period.

•                  Strategic advisory revenue was $1.7 million in the second quarter 2012, as compared to $5.7 million in the second quarter 2011.  The Company completed one strategic advisory transaction in second quarter 2012 as compared to three strategic advisory transactions in the prior year period.

Share Repurchase Program

Cowen today announced that its Board of Directors approved an increase to the Company’s share repurchase program that authorizes the Cowen to purchase up to an additional $15 million of Cowen’s Class A common shares from time to time.

The $15 million increase is in addition to the Company’s existing $20 million share repurchase program announced in July 2011, under which the Company has acquired 5.4 million shares for $15.9 million.  Also, since the program was announced, the Company has acquired an additional 2.0 million shares as a result of net share settlement relating to the vesting of equity awards.

The program permits the Company to purchase shares from time to time through a variety of methods, including in the open market or through privately negotiated transactions, in accordance with applicable securities laws. It does not obligate the Company to make any purchases at any specific time or situation. The program may be suspended or discontinued at any time. As of June 30, 2012, Cowen had approximately 114.2 million Class A shares outstanding.

Earnings Conference Call with Management

The Company will host a conference call to discuss its 2012 second quarter financial results on Friday, August 3, 2012, at 9:00 am EST.  The call can be accessed by dialing 1-866-700-6067 domestic or 1-617-213-8834 international.  The passcode for the call is 55740293.  A replay of the call will be available beginning at 11:00 am EST August 3, 2012 through August 10, 2012.  To listen to the replay of this call, please dial 1-888-286-8010 domestic or 1-617-801-6888 international and enter passcode 44726131.  The call can also be accessed through live audio webcast or by delayed replay on the Company’s website at www.cowen.com.

About Cowen Group, Inc.

Cowen Group, Inc. is a diversified financial services firm and, together with its consolidated subsidiaries, provides alternative investment, investment banking, research, and sales and trading services through its two business segments: Ramius and its affiliates makes up the Company’s alternative investment segment, while Cowen and Company is its broker-dealer segment.  Its alternative investment products, solutions and services include hedge funds, replication products, managed futures funds, funds of funds, real estate, health care royalty funds and cash management services.  Cowen and Company offers industry focused investment banking for growth-oriented companies, domain knowledge-driven research and a sales and trading platform for institutional investors. Founded in 1918, the firm is headquartered in New York and has offices located in major financial centers around the world.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements.  Forward-looking statements provide the Company’s current expectations or forecasts of future events.  Forward-looking statements include statements about the Company’s expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts.  Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements.  The Company’s actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission.  The Annual Report on Form 10-K and Quarterly Reports on Form 10-Q are available at our website at www.cowen.com and at the Securities and Exchange Commission website at www.sec.gov.  Unless required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

SOURCE:	Cowen Group, Inc.
CONTACT:	Stephen Lasota
Cowen Group, Inc.
(212) 845-7919

Cowen Group, Inc.

Preliminary Unaudited Condensed Consolidated Statements of Operations

(Dollar amounts in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Revenues
Investment banking	$16,254	$14,343	$31,884	$29,025
Brokerage	24,568	24,607	48,581	52,198
Management fees	9,932	11,857	19,649	23,021
Incentive income	580	675	1,271	5,056
Interest and dividends	5,868	5,840	11,240	10,399
Reimbursement from affiliates	1,381	981	2,426	1,990
Other	831	232	1,698	922
Consolidated Funds
Interest and dividends	30	136	91	305
Other	26	8	109	8
Total revenues	59,470	58,679	116,949	122,924
Expenses
Employee compensation and benefits	43,097	43,575	89,780	88,662
Floor brokerage and trade execution	4,182	3,685	7,934	7,795
Interest and dividends	3,207	3,115	4,931	5,724
Professional, advisory and other fees	3,695	10,398	7,621	17,538
Service fees	3,155	4,366	5,392	7,978
Communications	3,853	4,342	7,254	7,235
Occupancy and equipment	5,544	5,591	10,786	11,298
Depreciation and amortization	2,363	2,011	4,518	4,069
Client services and business development	3,753	4,132	7,579	8,809
Other	3,941	(859)	7,360	2,849
Consolidated Funds
Interest and dividends	4	40	20	87
Professional, advisory and other fees	561	613	849	1,073
Floor brokerage and trade execution	—	—	—	—
Other	70	219	140	341
Total expenses	77,425	81,228	154,164	163,458
Other income (loss)
Net (losses) gains on securities, derivatives and other investments	9,787	76	29,458	17,358
Bargain purchase gain	—	22,244	—	22,244
Consolidated Funds net (losses) gains:
Net realized and unrealized (losses) gains on investments and other transactions	(2,417)	4,971	3,547	7,314
Net realized and unrealized (losses) gains on derivatives	373	(84)	414	(525)
Net (losses) gains on foreign currency transactions	23	(117)	(15)	(273)
Total other income (loss)	7,766	27,090	33,404	46,118
Income (loss) before income taxes	(10,189)	4,541	(3,811)	5,584
Income tax (benefit) expense	191	(17,954)	333	(17,791)
Net income (loss)	(10,380)	22,495	(4,144)	23,375
Net income (loss) attributable to noncontrolling interests in consolidated subsidiaries	(2,434)	2,458	(193)	3,256
Net income (loss) attributable to Cowen Group, Inc. stockholders	$(7,946)	$20,037	$(3,951)	$20,119

Earnings (loss) per share:
Basic	$(0.07)	$0.26	$(0.03)	$0.27
Diluted	$(0.07)	$0.26	$(0.03)	$0.26

Weighted average shares used in per share data:
Basic	114,561	76,330	114,420	75,600
Diluted	114,561	77,898	114,420	76,889

Non-GAAP Financial Measures

In addition to the results presented above in accordance with generally accepted accounting principles, or GAAP, the Company presents financial measures that are non-GAAP measures, such as Economic Income (Loss) and Economic Income (Loss) excluding certain non-cash items.  The Company believes that these non-GAAP measures, viewed in addition to, and not in lieu of, the Company’s reported GAAP results, provide useful information to investors regarding its performance and overall results of operations.  These metrics are an integral part of the Company’s internal reporting to measure the performance of its businesses and the overall effectiveness of senior management.  Reconciliations to comparable GAAP measures are available in the accompanying schedules.  The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other public companies, and are not identical to corresponding measures used in our various agreements or public filings.

Economic Income (Loss)

Economic Income (Loss) may not be comparable to similarly titled measures used by other public companies. Cowen uses Economic Income (Loss) as a measure of its operating performance, not as a measure of liquidity. Economic Income (Loss) should not be considered in isolation or as a substitute for operating income, net income, operating cash flows, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP. As a result of the adjustments made to arrive at Economic Income (Loss) described below, Economic Income (Loss) has limitations in that it does not take into account certain items included or excluded under GAAP, including its consolidated funds. Economic Income (Loss) is considered by management as a supplemental measure to the GAAP results to provide a more complete understanding of its performance as management measures it.

The primary differences between GAAP net income (loss) and Economic Income (Loss) are that in reporting Economic Income (Loss), the Company: (i) eliminates the impact of consolidation for any of our funds; (ii) excludes equity award expense related to the November 2009 Ramius/Cowen transaction; (iii) excludes certain other acquisition-related and/or reorganization expenses (including the discontinued operations of LaBranche); and (iv) excludes the bargain purchase gain which resulted from the LaBranche acquisition. In addition, in presenting Economic Income (Loss), the Company reclassifies aggregate investment income to Revenues. This amount represents the income the Company has earned in investing its equity capital, including realized and unrealized gains and losses, interest and dividends, net of associated investment related expenses. For GAAP purposes, these items are included in each of their respective line items.  Economic Income revenues also include management fees, incentive income and investment income earned through the Company’s investment as a general partner in certain real estate entities. For GAAP purposes, all of these items are recorded in other income (loss). In addition, Economic Income expenses are reduced by reimbursement from affiliates, whereas for GAAP purposes such reimbursed expenses are shown as part of revenue.

Additionally, we have reported in this press release our Economic Income (Loss) excluding certain non-cash expenses.  For this measure, we have adjusted Economic Income (Loss) by the following non-cash expense items:

•                  Depreciation and amortization, and

•                  Share-based compensation expense.

Management believes that the non-GAAP calculation of Economic Income (Loss) excluding certain non-cash items will allow for a better understanding of the Company’s operating results.

Cowen Group, Inc.

Unaudited Economic Income (Loss)

(Dollar amounts in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Revenues
Investment banking	$16,254	$14,343	$31,884	$29,025
Brokerage	24,568	24,607	48,581	52,198
Management fees	14,586	15,539	28,606	29,586
Incentive income	2,583	5,697	6,605	10,860
Investment income	8,286	22,700	29,391	39,909
Other revenue	(71)	(481)	313	573
Total revenues	66,206	82,405	145,380	162,151
Expenses
Employee compensation and benefits	41,645	42,367	87,554	85,104
Interest and dividends	59	218	147	435
Fixed non-compensation expenses	24,489	26,276	45,732	47,863
Variable non-compensation expenses	7,138	12,506	14,013	21,454
Reimbursement from affiliates	(1,435)	(989)	(2,551)	(2,158)
Total expenses	71,896	80,378	144,895	152,698

Net Economic Income (Loss) before non-controlling Interests	(5,690)	2,027	485	9,453
Non-controlling interests	(300)	(1,465)	(600)	(1,940)
Economic Income (Loss)	$(5,990)	$562	$(115)	$7,513

Economic Income (Loss) Excluding Certain Non-cash Items

Economic Income (Loss)	$(5,990)	$562	$(115)	$7,513
Exclusion of depreciation and amortization expense	2,361	2,011	4,515	4,069
Exclusion of share-based compensation expense	5,862	4,601	10,410	7,839
Economic Income (Loss) Excluding Certain Non-cash Items	$2,233	$7,174	$14,810	$19,421

Cowen Group, Inc.

Unaudited Reconciliation of Economic Income and GAAP Income for the Three Months Ended June 30, 2012

(Dollar amounts in thousands)

	Three Months Ended June 30, 2012
		Adjustments
		Other		Funds	Economic
	GAAP	Adjustments		Consolidation	Income
Revenues
Investment banking	$16,254	$—		$—	$16,254
Brokerage	24,568	—		—	24,568
Management fees	9,932	4,260	(a)	394	14,586
Incentive income	580	2,003	(a)	—	2,583
Investment income	—	8,286	(c)	—	8,286
Interest and dividends	5,868	(5,868	)(c)	—	—
Reimbursement from affiliates	1,381	(1,435	)(b)	54	—
Other revenue	831	(902	)(c)	—	(71)
Consolidated Funds	56	—		(56)	—
Total revenues	59,470	6,344		392	66,206

Expenses
Compensation & Benefits	43,097	(1,452)		—	41,645
Interest and dividends	3,207	(3,148	)(c)	—	59
Non-compensation expenses - Fixed	—	24,489	(c)(d)	—	24,489
Non-compensation expenses - Variable	—	7,138	(c)(d)	—	7,138
Non-compensation expenses	30,486	(30,486	)(c)(d)	—	—
Reimbursement from affiliates	—	(1,435	)(b)	—	(1,435)
Consolidated Funds	635	—		(635)	—
Total expenses	77,425	(4,894)		(635)	71,896

Other income (loss)
Net gains (losses) on securities, derivatives and other investments	9,787	(9,787	)(c)	—	—
Consolidated Funds net gains (losses)	(2,021)	314		1,707	—
Total other income (loss)	7,766	(9,473)		1,707	—

Income (loss) before income taxes and non-controlling interests	(10,189)	1,765		2,734	(5,690)

Income taxes (Benefit)	191	(191	)(b)	—	—
Economic Income (Loss) / Net income (loss) before non-controlling interests	(10,380)	1,956		2,734	(5,690)

(Income) loss attributable to non-controlling interests in consolidated subsidiaries	2,434	—		(2,734)	(300)
Economic Income (Loss) / Net income (loss) available to Cowen Group, Inc. Stockholders	$(7,946)	$1,956		$—	$(5,990)

Note: The following is a summary of the adjustments made to US GAAP net income (loss) to arrive at Economic Income:

Funds Consolidation:    The impacts of consolidation and the related elimination entries of the Consolidated Funds are not included in Economic Income. Adjustments include elimination of incentive income and management fees earned from the Consolidated Funds and addition of fund expenses excluding management fees paid, fund revenues and investment income (loss).

Other Adjustments:

(a) Economic Income recognizes revenues (i) net of distribution fees paid to agents and (ii) our proportionate share of management and incentive fees of certain real estate operating entities and activist business.

(b) Economic Income excludes income taxes as management does not consider this item when evaluating the performance of the segment. Also, reimbursement from affiliates is shown as a reduction of Economic Income expenses, but is included as a part of revenues under US GAAP.

(c) Economic Income recognizes Company income from proprietary trading net of related expenses.

(d) Economic Income recognizes Companies proportionate share of expenses for certain real estate and other operating entities for which the investments are recorded under the equity method of accounting for investments.

Cowen Group, Inc.

Unaudited Reconciliation of Economic Income and GAAP Income for the Three Months Ended June 30, 2011

(Dollar amounts in thousands)

	Three Months Ended June 30, 2011
		Adjustments
		Other		Funds	Economic
	GAAP	Adjustments		Consolidation	Income
Revenues
Investment banking	$14,343	$—		$—	$14,343
Brokerage	24,607	—		—	24,607
Management fees	11,857	3,216	(a)	466	15,539
Incentive income	675	5,022	(a)	—	5,697
Investment income	—	22,700	(c)	—	22,700
Interest and dividends	5,840	(5,840	)(c)	—	—
Reimbursement from affiliates	981	(989	)(b)	8	—
Other revenue	232	(713	)(c)	—	(481)
Consolidated Funds	144	—		(144)	—
Total revenues	58,679	23,396		330	82,405

Expenses
Compensation & Benefits	43,575	(1,208)		—	42,367
Interest and dividends	3,115	(2,897	)(c)	—	218
Non-compensation expenses - Fixed	—	26,276	(c)(d)	—	26,276
Non-compensation expenses - Variable	—	12,506	(c)(d)	—	12,506
Non-compensation expenses	33,666	(33,666	)(c)(d)	—	—
Reimbursement from affiliates	—	(989	)(b)	—	(989)
Consolidated Funds	872	—		(872)	—
Total expenses	81,228	22		(872)	80,378

Other income (loss)
Net gains (losses) on securities, derivatives and other investments	76	(76	)(c)	—	—
Bargain purchase gain	22,244	(22,244	)(e)	—	—
Consolidated Funds net gains (losses)	4,770	(2,575)		(2,195)	—
Total other income (loss)	27,090	(24,895)		(2,195)	—

Income (loss) before income taxes and non-controlling interests	4,541	(1,521)		(993)	2,027

Income taxes (Benefit)	(17,954)	17,954	(b)	—	—
Economic Income (Loss) / Net income (loss) before non-controlling interests	22,495	(19,475)		(993)	2,027

(Income) loss attributable to non-controlling interests in consolidated subsidiaries	(2,458)	—		993	(1,465)
Economic Income (Loss) / Net income (loss) available to Cowen Group, Inc. Stockholders	$20,037	$(19,475)		$—	$562

Note: The following is a summary of the adjustments made to US GAAP net income (loss) to arrive at Economic Income:

Funds Consolidation:    The impacts of consolidation and the related elimination entries of the Consolidated Funds are not included in Economic Income. Adjustments include elimination of incentive income and management fees earned from the Consolidated Funds and addition of fund expenses excluding management fees paid, fund revenues and investment income (loss).

Other Adjustments:

(a) Economic Income recognizes revenues (i) net of distribution fees paid to agents and (ii) our proportionate share of management and incentive fees of certain real estate operating entities.

(b) Economic Income excludes goodwill impairment and income taxes as management does not consider this item when evaluating the performance of the segment. Also, reimbursement from affiliates is shown as a reduction of Economic Income expenses, but is included as a part of revenues under US GAAP.

(c) Economic Income recognizes Company income from proprietary trading net of related expenses.

(d) Economic Income recognizes Companies proportionate share of expenses for certain real estate and other operating entities for which the investments are recorded under the equity method of accounting for investments.

(e) Economic Income excludes the bargain purchase gain which resulted from the LaBranche acquisition.

Cowen Group, Inc.

Unaudited Reconciliation of Economic Income and GAAP Income for the Six Months Ended June 30, 2012

(Dollar amounts in thousands)

	Six Months Ended June 30, 2012
		Adjustments
		Other		Funds	Economic
	GAAP	Adjustments		Consolidation	Income
Revenues
Investment banking	$31,884	$—		$—	$31,884
Brokerage	48,581	—		—	48,581
Management fees	19,649	8,170	(a)	787	28,606
Incentive income	1,271	5,334	(a)	—	6,605
Investment income	—	29,391	(c)	—	29,391
Interest and dividends	11,240	(11,240	)(c)	—	—
Reimbursement from affiliates	2,426	(2,551	)(b)	125	—
Other revenue	1,698	(1,385	)(c)	—	313
Consolidated Funds	200	—		(200)	—
Total revenues	116,949	27,719		712	145,380

Expenses
Compensation & Benefits	89,780	(2,226)		—	87,554
Interest and dividends	4,931	(4,784	)(c)	—	147
Non-compensation expenses - Fixed	—	45,732	(c)(d)	—	45,732
Non-compensation expenses - Variable	—	14,013	(c)(d)	—	14,013
Non-compensation expenses	58,444	(58,444	)(c)(d)	—	—
Reimbursement from affiliates	—	(2,551	)(b)	—	(2,551)
Consolidated Funds	1,009	—		(1,009)	—
Total expenses	154,164	(8,260)		(1,009)	144,895

Other income (loss)
Net gains (losses) on securities, derivatives and other investments	29,458	(29,458	)(c)	—	—
Consolidated Funds net gains (losses)	3,946	(3,012)		(934)	—
Total other income (loss)	33,404	(32,470)		(934)	—

Income (loss) before income taxes and non-controlling interests	(3,811)	3,509		787	485

Income taxes (Benefit)	333	(333	)(b)	—	—
Economic Income (Loss) / Net income (loss) before non-controlling interests	(4,144)	3,842		787	485

(Income) loss attributable to non-controlling interests in consolidated subsidiaries	193	(6)		(787)	(600)
Economic Income (Loss) / Net income (loss) available to Cowen Group, Inc. Stockholders	$(3,951)	$3,836		$—	$(115)

Note: The following is a summary of the adjustments made to US GAAP net income (loss) to arrive at Economic Income:

Funds Consolidation:    The impacts of consolidation and the related elimination entries of the Consolidated Funds are not included in Economic Income. Adjustments include elimination of incentive income and management fees earned from the Consolidated Funds and addition of fund expenses excluding management fees paid, fund revenues and investment income (loss).

Other Adjustments:

(a) Economic Income recognizes revenues (i) net of distribution fees paid to agents and (ii) our proportionate share of management and incentive fees of certain real estate operating entities and activist business.

(b) Economic Income excludes income taxes as management does not consider this item when evaluating the performance of the segment. Also, reimbursement from affiliates is shown as a reduction of Economic Income expenses, but is included as a part of revenues under US GAAP.

(c) Economic Income recognizes Company income from proprietary trading net of related expenses.

(d) Economic Income recognizes Companies proportionate share of expenses for certain real estate and other operating entities for which the investments are recorded under the equity method of accounting for investments.

Cowen Group, Inc.

Unaudited Reconciliation of Economic Income and GAAP Income for the Six Months Ended June 30, 2011

(Dollar amounts in thousands)

	Six Months Ended June 30, 2011
		Adjustments
		Other		Funds	Economic
	GAAP	Adjustments		Consolidation	Income
Revenues
Investment banking	$29,025	$—		$—	$29,025
Brokerage	52,198	—		—	52,198
Management fees	23,021	5,586	(a)	979	29,586
Incentive income	5,056	5,804	(a)	—	10,860
Investment income	—	39,909	(c)	—	39,909
Interest and dividends	10,399	(10,399	)(c)	—	—
Reimbursement from affiliates	1,990	(2,158	)(b)	168	—
Other revenue	922	(349	)(c)	—	573
Consolidated Funds	313	—		(313)	—
Total revenues	122,924	38,393		834	162,151

Expenses
Compensation & Benefits	88,662	(3,558)		—	85,104
Interest and dividends	5,724	(5,289	)(c)	—	435
Non-compensation expenses - Fixed	—	47,863	(c)(d)	—	47,863
Non-compensation expenses - Variable	—	21,454	(c)(d)	—	21,454
Non-compensation expenses	67,571	(67,571	)(c)(d)	—	—
Reimbursement from affiliates	—	(2,158	)(b)	—	(2,158)
Consolidated Funds	1,501	—		(1,501)	—
Total expenses	163,458	(9,259)		(1,501)	152,698

Other income (loss)
Net gains (losses) on securities, derivatives and other investments	17,358	(17,358	)(c)	—	—
Bargain purchase gain	22,244	(22,244	)(e)	—	—
Consolidated Funds net gains (losses)	6,516	(2,865)		(3,651)	—
Total other income (loss)	46,118	(42,467)		(3,651)	—

Income (loss) before income taxes and non-controlling interests	5,584	5,185		(1,316)	9,453

Income taxes (Benefit)	(17,791)	17,791	(b)	—	—
Economic Income (Loss) / Net income (loss) before non-controlling interests	23,375	(12,606)		(1,316)	9,453

(Income) loss attributable to non-controlling interests in consolidated subsidiaries	(3,256)	—		1,316	(1,940)
Economic Income (Loss) / Net income (loss) available to Cowen Group, Inc. Stockholders	$20,119	$(12,606)		$—	$7,513

Note: The following is a summary of the adjustments made to US GAAP net income (loss) to arrive at Economic Income:

Funds Consolidation:    The impacts of consolidation and the related elimination entries of the Consolidated Funds are not included in Economic Income. Adjustments include elimination of incentive income and management fees earned from the Consolidated Funds and addition of fund expenses excluding management fees paid, fund revenues and investment income (loss).

Other Adjustments:

(a) Economic Income recognizes revenues (i) net of distribution fees paid to agents and (ii) our proportionate share of management and incentive fees of certain real estate operating entities.

(b) Economic Income excludes goodwill impairment and income taxes as management does not consider this item when evaluating the performance of the segment. Also, reimbursement from affiliates is shown as a reduction of Economic Income expenses, but is included as a part of revenues under US GAAP.

(c) Economic Income recognizes Company income from proprietary trading net of related expenses.

(d) Economic Income recognizes Companies proportionate share of expenses for certain real estate and other operating entities for which the investments are recorded under the equity method of accounting for investments.

(e) Economic Income excludes the bargain purchase gain which resulted from the LaBranche acquisition.